EXHIBIT 99.1

Simtrol, Inc. Announces Voluntary Exchange Act Deregistration

Norcross, GA – October 14, 2010 – Simtrol, Inc. (OTCBB: SMRL), an innovative developer of enterprise-class software solutions that manage the extended network of connected devices, today announced that it intends to voluntarily deregister its common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”) by filing a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about October 25, 2010.

Upon such filing, Simtrol’s obligation to file certain reports with the SEC, including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, will be immediately suspended. Simtrol’s common stock is eligible for deregistration under the Exchange Act because it is held of record by fewer than 300 stockholders of record.

The deregistration of the common stock was approved by Simtrol’s Board of Directors after consultation with management and outside counsel and deliberation regarding the advantages and disadvantages of continuing SEC registration. The Board considered many factors in making this decision, including the following:

•	The high costs associated with preparing and filing periodic reports and other filings with the SEC;

•	the costs associated with complying with the Sarbanes-Oxley Act of 2002;

•	the limited trading volume of the common stock, as well as the low trading values that the public markets are currently applying to the common stock;

•	the demands placed on management to comply with SEC reporting obligations, which detract from time available for overseeing Simtrol’s operation and growth;

•
the fact that many typical advantages of being a public company are not currently available to Simtrol, including enhanced access to capital and the ability to use equity securities to make acquisitions; and

•	the minimal liquidity, absence of analyst coverage and low trading values for the common stock under reasonably foreseeable market conditions.

“During these difficult economic times, it is essential that we continue to control or eliminate costs - as we have been reminded by our senior note holders. We believe that deregistration will significantly outweigh the limited advantages for a company our size of continuing as an SEC registered company,” said Oliver M. Cooper, Chief Executive Officer of Simtrol. “Furthermore, we believe that deregistration will allow us to better focus on the day-to-day operations of our business, thereby increasing our opportunity to deliver long-term shareholder value,” Mr. Cooper added.

Simtrol expects that the deregistration of its common stock and warrants under the Exchange Act will become effective 90 days after the date the Form 15 is filed with the SEC. As a result of deregistration, Simtrol’s common stock will not be eligible to trade on the OTCBB. Although Simtrol expects that its common stock will be quoted on the Pink Sheets after its deregistration, there is no assurance that any brokerage firm will make a market in the common stock to effectuate such quotation.

About Simtrol

Simtrol enables enterprises to manage an increasingly complex world.  Simtrol’s flagship Device Manager™ software powers enterprise-wide solutions that manage, control, maintain, and diagnose non-traditional connected assets.  For more information about Simtrol, please visit www.simtrol.com.

This announcement may contain forward-looking statements pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company's SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Device Manager is a trademark of Simtrol, Inc.